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                                                                    Exhibit 11.1
                            CONNER PERIPHERALS, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
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                                                 Three months ended
                                                     March 31,
                                                 -------------------
                                                  1995       1994
                                                 -------   ---------
Primary:

Weighted average shares outstanding               52,466      50,720

Net effect of dilutive stock options                 216       1,299
                                                 -------     -------

      Total                                       52,682      52,019
                                                 =======     =======

Net income                                       $ 4,619     $23,804
                                                 =======     =======

Earnings per share                               $  0.09     $  0.46
                                                 =======     =======


Fully diluted:

Weighted average shares outstanding               52,466      50,720

Net effect of dilutive stock options                 216       1,305

Assumed conversion of:
  6.75% Subordinated Convertible Debentures           NA       7,931
  6.5%  Subordinated Convertible Debentures           NA      14,375
                                                 -------     -------

      Total                                       52,682      74,331
                                                 =======     =======

Net income                                       $ 4,619     $23,804

Add:
  6.75% Subordinated Convertible Debenture
      interest, net of income taxes                   NA       2,290
  6.5% Subordinated Convertible Debenture
      interest, net of income taxes                   NA       3,308
                                                 -------     -------

      Total                                      $ 4,619     $29,402
                                                 =======     =======

Earnings per share                               $  0.09     $  0.40
                                                 =======     =======
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____________________
NA - not applicable, item is anti-dilutive and therefore excluded from the calculation of earnings per share